Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-33446, 333-30554, 333-95109, 333-64085, 333-64087, 333-95553, 333-132377, 333-132378, 333-136388, 333-146625 and 333-153170) of Christopher & Banks Corporation of our report dated May 14, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
May 14, 2009